SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                               CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):         October 27, 1997
                                                 ----------------

                ASCENT ENTERTAINMENT GROUP, INC.
     (Exact name of registrant as specified in its charter)


   Delaware                             0-27192           52-1930707
----------------                    --------           --------------
(State or other jurisdiction of    (Commission         (I.R.S. Employer
incorporation or organization) File No.)          Identification No.)

                        One Tabor Center
               1200 Seventeenth Street, Suite 2800
                     Denver, Colorado  80202
            (Address of principal executive offices)

                         (303) 626-7000
      (Registrant's telephone number, including area code)



Item 5.     Other Events


     On October 27, 1997, Ascent Entertainment Group, Inc. (Ascent@) issued a press release reporting its third quarter 1997 financial results. A copy of the release is attached hereto as Exhibit 20.1 and incorporated herein by reference.

     On October 31, 1997, Ascent issued a press release reporting that Ascent and the City and County of Denver had reached final agreements related to the construction and operation of Ascent's proposed downtown Denver sports and entertainment arena project (the _Arena_) and such agreements would be submitted to Denver City Council for final approval by November 10, 1997. Additionally, Ascent reported that its lender had extended the date by which Ascent would have to commence construction of the Arena under Ascent's credit facility from October 31, 1997 to November 11, 1997 with a further extension of the date to November 30, 1997, if the City Council approved the agreements regarding the Arena by November 10, 1997. A copy of the release is attached hereto as Exhibit 20.2 and incorporated herein by reference.


Item 7.     Financial Statements and Exhibits

       (c) Exhibits (listed according to the number assigned in Item 601 of Regulation S-K).


          Exhibit No.                      Description


       20.1                          Press Release dated October 27, 1997.
        20.2                          Press Release dated October 31, 1997.

SOME OF THE STATEMENTS IN THIS FORM 8-K ARE FORWARD-LOOKING AND RELATE TO ANTICIPATED FUTURE OPERATING RESULTS. FORWARD-LOOKING STATEMENTS ARE BASED UPON ASCENT'S MANAGEMENT'S CURRENT ASSUMPTIONS, WHICH MAY BE AFFECTED BY SUBSEQUENT DEVELOPMENTS AND BUSINESS CONDITIONS, AND NECESSARILY INVOLVE RISKS AND UNCERTAINTIES. THEREFORE, THERE CAN BE NO ASSURANCE THAT ACTUAL FUTURE RESULTS WILL NOT DIFFER MATERIALLY FROM ANTICIPATED RESULTS. READERS SHOULD REFER TO ASCENT'S OTHER DISCLOSURE DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 AND QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL
QUARTER ENDED JUNE 30, 1997, FOR SPECIFIC DETAILS ON SOME OF THE FACTORS THAT MAY AFFECT OPERATING RESULTS.




                             SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  Ascent Entertainment Group, Inc.

                          -------------------------------



                       By:/s/ Arthur M. Aaron
                               ---------------------
                          Arthur M. Aaron
             Vice President, Business and Legal Affairs

Date: October 31, 1997






      ASCENT ENTERTAINMENT REPORTS RECORD 3RD QUARTER REVENUES AND  EBITDA


FOR RELEASE:

Monday, October 27, 1997

CONTACT:  MEDIA:                MEDIA & ANALYSTS: ANALYSTS:
       PAUL JACOBSON          KAREN AMRHINE       JIM CRONIN
       ASCENT            SARD, VERBINNEN          ASCENT
       (303) 626-7060         (212) 687-8080      (303) 626-7010

DENVER, COLO. / Ascent Entertainment Group, Inc. (NASDAQ:GOAL) today reported record third quarter earnings before interest, taxes, depreciation and amortization (EBITDA) of $28.0 million, nearly three times the $9.8 million for the third quarter of 1996. Revenues for the third quarter 1997 were a record

$141 million, up 270 percent from 1996 third quarter revenues of $38.1 million.

The company reported a net loss for the 1997 third quarter of $1.3 million, or

$0.04 per common share, compared with a net loss of $6.0 million, or $0.20 per common share, for the third quarter of 1996.


_The spectacular success of Air Force One was clearly the primary driver for this strong quarter. We also enjoyed a solid operating performance at On Command

Corporation,_ said Charlie Lyons, chairman and CEO of Ascent.


The increase in third quarter revenues is primarily due to the release and delivery of two films produced by the company's wholly-owned subsidiary, Beacon

Communications Corp.: Air Force One and A Thousand Acres. Air Force One,

starring Harrison Ford, has grossed approximately $170 million at the domestic box office since its July 25th release, the third biggest movie of the summer season and the fourth largest domestic box office gross so far in 1997. On

Command Corporation, Ascent's 57 percent-owned subsidiary, also produced a significant increase in revenues due to the increase in the number of hotel rooms it serves, largely as a result of the acquisition of SpectraVision, Inc.



assets in October 1996. The quarter-to-quarter EBITDA increase is primarily attributable to the operations of Beacon and On Command. Specifically, Beacon's

EBITDA increased $14.3 million which primarily reflects the results of Air Force

One while On Command's EBITDA increased $4.2 million. The decrease in the net loss is primarily due to the earnings recognized at Beacon on Air Force One,

offset by increased losses at On Command Corporation. Third quarter 1996 results for On Command Corporation reflect only the results of On Command Video prior to the acquisition of SpectraVision which was completed in the fourth quarter of

1996.



MULTIMEDIA DISTRIBUTION

Third quarter 1997 revenues for this segment, which includes On Command

Corporation and Ascent Network Services, were $62.1 million, up 74 percent from

$35.6 million in the comparable 1996 quarter. Third quarter EBITDA for this segment was $19.0 million, up 30 percent from $14.6 million in the third quarter of 1996. The segment reported an operating loss for the 1997 third quarter of

$3.2 million compared to an operating profit of $0.4 million in the third quarter of 1996.


Revenues increased due to a higher installed room base at On Command resulting primarily from the acquisition of SpectraVision, Inc. assets in October of 1996.

The increase in the operating loss in the third quarter is attributable to several non-cash items: increased depreciation expense due to the significant capital expenditures made by On Command in the past 12 months as it increased its room base, an increase in depreciation relating to the SpectraVision assets acquired and the amortization of goodwill arising from the acquisition.


As of September 30, 1997, On Command's room installation base was 872,000, a 98 percent increase over the same period a year earlier. Conversions of

SpectraVision properties to On Command's more reliable on-demand system totaled



20,000 rooms for the quarter, while new hotel installations for the quarter were

12,000. Compared to last quarter, On Command's room base declined by 49,000 rooms, primarily due to the previously announced assignment of selected hotel contracts to Skylink Cinema Corporation. These assigned contracts were predominantly for hotels receiving satellite delivery of scheduled movies. This transaction marked the end of On Command's satellite delivery of movie programming and further decreased its overall expense structure.



ENTERTAINMENT

Third quarter 1997 revenues for this segment, which includes the NHL Colorado

Avalanche, the NBA Denver Nuggets and Beacon Communications, were $78.9 million,

an increase of $76.4 million from $2.5 million in the comparable 1996 quarter.

In the third quarter of 1997, Beacon recognized revenues of $68.1 million from the delivery and release of Air Force One and $7.6 million from the delivery of

A Thousand Acres to its domestic distributor. This $68.1 million from Air Force

One  includes Beacon's share of the net domestic box results to-date (after the domestic distributor and others have recouped certain distribution costs) and

$50.0 million attributable to recognition of previously deferred revenues upon the delivery of the film to its foreign distributor during the quarter. In the third quarter of 1996, Beacon had no movie releases and generated minimal revenues from prior movie releases. While the Nuggets continued their off season, the Avalanche commenced their pre-season schedule in September and reflected approximately a $1.0 million increase in pre-season revenues over the third quarter of 1996, in spite of one fewer pre-season game.


The segment's operating income of $8.9 million for the 1997 third quarter compares to a $4.9 million loss in the third quarter of 1996. The improved operating profit for the segment is attributable to the success of Air Force

One. While the Avalanche reflected an improvement in operating income due to an



increase in pre-season revenues, this improvement was offset by increased costs at the Nuggets related to player contract terminations.



ASCENT CONSOLIDATED

Interest expense for the third quarter of 1997 was $6.0 million compared to $2.3 million in the third quarter of 1996. This increase is attributable to the additional borrowings incurred during 1996 and the first three quarters of 1997 for capital expenditures, investment requirements (primarily the assumption of debt in the SpectraVision transaction) and the funding of operating requirements of Ascent and its subsidiaries.


Ascent has recorded an income tax expense of $1.2 million during the third quarter of 1997 as compared to an income tax benefit of $2.7 million during the third quarter of 1996. Up to and until the previously announced spin-off from

COMSAT Corporation on June 27, 1997, the company was able to recognize tax benefits from its taxable losses as a result of a tax sharing agreement with

COMSAT so long as Ascent was included as a member of the consolidated tax group of COMSAT. During the third quarter of 1997, the company and the members of its consolidated tax group recognized tax expense to appropriately reflect its consolidated net deferred tax liabilities after the spin-off. Furthermore, On

Command, which files a separate return, recognized no tax benefit from its operating losses due to uncertainties regarding its ability to realize a portion of the benefits associated with future deductible temporary differences

(deferred tax assets) and net operating loss carry forwards prior to their expiration.



CASH AND LIQUIDITY

Cash and cash equivalents have increased $14.4 million since year end 1996 to

$18.4 million, which is primarily attributable to the receipt of significant



cash deposits at quarter end relating to the company's local television rights agreement with Fox Sports. Consolidated bank borrowings under the $140.0 million

Ascent credit facility and the $150.0 million On Command credit facility are

$242.0 million at September 30, 1997. At September 30, 1997, Ascent had $23.0

million of available borrowings and OCC had $13.0 million of available borrowings under their respective credit facilities subject to certain covenant restrictions.


Pursuant to the company's amended bank credit agreement, if Ascent does not commence construction on the proposed Denver arena project prior to October 31,

1997, the Ascent credit facility will be in default.  Due to the existence of several open issues between Ascent and the City of Denver concerning construction of the new arena, the office of the mayor of the City of Denver decided not to seek certain legislative actions from the Denver City Council at its October 27th meeting that would have averted the default of failing to meet the deadline. While Ascent and the City of Denver remain in negotiations over the outstanding issues, Ascent will not meet the October 31 bank deadline nor be able to provide assurance to its bank lender that a final agreement with the

City of Denver is imminent. Ascent is in discussion with its lender about the consequences of not beginning construction and the alternatives available to the company in light of the default.  There can be no assurances that Ascent will be successful in completing its negotiations with the City of Denver or how it will resolve the construction default with its lender, and accordingly, Ascent could be required to refinance its current bank agreement or sell assets.


As previously announced, on October 9, 1997, Ascent amended its bank credit agreement to extend the date by which Ascent has to raise $50.0 million in additional debt financing from October 9, 1997 to December 31, 1997. Pursuant to the amendment, after raising the additional debt financing, Ascent would be able to renew its current $140.0 million credit facility for up to two more years



after December 31, 1997. Ascent's lender agreed to the extension of the maturity date based on progress in Ascent's efforts to raise financing through a private placement offering of debt securities which are expected to raise significantly in excess of $50.0 million in proceeds. Pursuant to Ascent's credit agreement,

the amount available thereunder would be decreased by an amount equal to the excess over $50.0 million raised. In consideration for the bank to extend the credit agreement beyond two years, Ascent is considering even a larger decrease in the amount to be available under the credit agreement. Based on current market conditions and satisfaction of certain outstanding issues with the city of Denver, management of Ascent believes that Ascent will be successful in obtaining the additional debt financing by December 31, though there can be no assurances that conditions will not change or that other contingencies will not arise which could impact Ascent's ability to raise the additional debt financing or that such financing will be available on terms acceptable to Ascent.



OTHER

Ascent Entertainment Group's principal business is providing pay-per-view entertainment and information services through its 57 percent-owned On Command

Corporation. In addition, Ascent is involved in other entertainment-related businesses including ownership and operation of the NBA Denver Nuggets and NHL

Colorado Avalanche, and Beacon Communications, a motion picture and television production company.


Some of the statements in this news release are forward-looking and relate to anticipated future operating results. Forward-looking statements are based on

Ascent management's current expectations and assumptions, which may be affected by subsequent developments and business conditions, and necessarily involve risks and uncertainties. Therefore, there can be no assurance that actual future results will not differ materially from anticipated results.



Readers should refer to Ascent's disclosure documents filed with the Securities and Exchange Commission, including the company's 1996 form 10-K and the form 10-

Qs for the first and second quarters of 1997 for specific details on some of the factors that may affect operating results.

                                      ###

For a menu of Ascent Entertainment Group's news releases available by fax 24 hours (no charge) or to retrieve a specific release, please call 1-800-758-5804, ext. 152850, or access the address http://www.prnewswire.com on the internet.













                    ASCENT FINALIZES ARENA DEAL WITH DENVER

       Lender Grants Extension of Oct. 31 Deadline for Construction Start


FOR IMMEDIATE RELEASE
Monday, November 03, 1997

CONTACT:  MEDIA:              MEDIA & ANALYSTS:        ANALYSTS:
       PAUL JACOBSON          KAREN AMRHINE       JIM CRONIN
       ASCENT            SARD, VERBINNEN          ASCENT
       (303) 626-7060         (212) 687-8080      (303) 626-7010

DENVER, COLO. / Ascent Entertainment Group, Inc. (NASDAQ:GOAL) announced today that it has finalized with the City and County of Denver the definitive agreements allowing Ascent to build the new Pepsi Center arena in downtown

Denver.  As previously announced, the state-of-the-art  Pepsi Center is expected to open in the 1999-2000 NBA and NHL seasons, and serve as the new home for

Ascent's two professional sports franchises, the NBA Denver Nuggets and the NHL

Colorado Avalanche, along with many other entertainment events.  The agreements will be presented to Denver's City Council for approval on November 3, 1997, and could be finally adopted by November 10.


As a result of the agreement between Ascent and the City, Ascent today received a waiver from its lender to extend the October 31, 1997 deadline for commencing construction on the new arena to November 11, 1997, with an additional extension to November 30, 1997, conditioned on obtaining final City Council approval for the agreement.  Though there can be no assurances that the City Council will approve the agreement or that other contingencies may not arise which could prevent Ascent from commencing construction, Ascent management currently



believes that approval can be obtained and that construction can commence before the November 30 deadline.


Some of the statements in this news release are forward-looking and relate to anticipated future operating results. Forward-looking statements are based on

Ascent management's current expectations and assumptions, which may be affected by subsequent developments and business conditions, and necessarily involve risks and uncertainties. Therefore, there can be no assurance that actual future results will not differ materially from anticipated results.


Ascent Entertainment Group's principal business is providing pay-per-view entertainment and information services through its majority-owned On Command

Corporation. In addition, Ascent is involved in other entertainment-related businesses including ownership and operation of the NBA Denver Nuggets and NHL

Colorado Avalanche, and Beacon Communications, a motion picture and television production company.

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